Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250
Allen, Texas 75013
www.abdisheikh.com

Tel. (972) 217-4646
Fax. (972) 217-4645
cpa@abdisheikh.com

Ms. Arden Anderson, Esq.
Crowdfunding Lawyers
1431 E. McKinney St. #130
Denton, Texas 76209

November 14, 2023

Ms. Anderson:

We hereby consent to the inclusion in this Offering Statement on Form 1-A of our report dated October 24, 2023, of Avvenire Electric Vehicle International Corp. related to the audit of the financial statements as of December 31, 2022, and from inception (September 15, 2022) to December 31, 2022 and the reference to our firm under the caption "Experts" in the Offering Statement.

We consent to the inclusion in the foregoing Regulation A Offering Circular of our report dated October 24, 2023 relating to the consolidated financial statements of Avvenire Electric Vehicle International Corp. as of December 31, 2022, and from inception (September 15, 2022) to December 31, 2022. We also consent to the reference to our firm under the caption "Experts".

Abdi Sheikh-Ali, CPA, PLLC

Abdi Sheikh-Ali, CPA, PLLC
Allen, Texas